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Exhibit 99.1

Press Contact: Rob Babbush 858-812-7309 Direct Investor Information: 877-934-4687 investor@kratosdefense.com

FOR IMMEDIATE RELEASE

KRATOS DEFENSE & SECURITY SOLUTIONS ANNOUNCES EXECUTION OF
MERGER AGREEMENT WITH HUNTSVILLE-BASED DIGITAL FUSION, INC.

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  Significantly enhances Kratos' intelligence, surveillance, and reconnaissance capabilities

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  Provides Unmanned Aerial Vehicle (UAV) products and technology

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  Provides significant modeling and simulation capabilities

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  Strengthens presence in strategic BRAC location

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  Expected to be immediately accretive at closing

SAN DIEGO, CA, NOVEMBER 24, 2008—Kratos Defense & Security Solutions, Inc. (Nasdaq: KTOS) today announced that it has entered into a definitive agreement to merge with Huntsville, AL based Digital Fusion, Inc. (DFI) in a stock-for-stock transaction. Under the terms of the agreement, DFI will merge with a wholly owned subsidiary of Kratos and all of DFI's outstanding common shares will be converted into Kratos common shares. As a result of the transaction, Kratos will issue approximately 25.4 million shares of its common stock. The transaction is subject to customary closing conditions, including approval of the transaction by DFI and Kratos shareholders, and is expected to close late this year or in the first quarter of 2009.

The combined company will provide the Department of Defense and other federal, state, and local government customers with an expanded portfolio of capabilities and qualifications for national defense, homeland security, and public safety and security, and further enhance Kratos' ability to capture a larger share of its target markets as a prime contractor.

Under the agreement, which has been unanimously approved by both Boards of Directors, DFI stock will be converted into Kratos stock at a fixed exchange ratio of 1.7933 shares of Kratos common stock for each outstanding share of DFI stock. Upon closing, DFI shareholders will own approximately 20 percent, and current Kratos shareholders approximately 80 percent, of the combined company. Certain DFI shareholders and members of management have executed agreements obligating them to vote in favor of the merger and providing limitations on the selling of shares received in the merger for periods of time up to 270 days.

Headquartered in Huntsville, AL, DFI specializes in providing technical expertise in Aerosciences & Engineering Analysis; Sensor and Space Systems; Optics; System Engineering & Integration; Modeling & Simulation; and Advanced Design, Development & Prototyping for both government and commercial customers. DFI is a leading provider of modeling and simulation, information technology, research and engineering, acquisition and business support services, primarily to the United States government. DFI provides Kratos with new customers and an expanded contract vehicle portfolio, as well as broadening the range of service offerings to the existing Kratos customer base. Principal customers of DFI include the Army Aviation and Missile Research, Development and Engineering Center (AMRDEC), Army Space and Missile Defense Command/Army Forces Strategic Command (ARSTRAT), NASA Marshall Space Flight Center, and certain classified customers.

The addition of DFI's highly educated, uniquely qualified, and cleared employee base significantly enhances Kratos' qualifications to bid on an increasingly broad and diverse range of opportunities. Once the merger is completed and the transaction is closed, Kratos will have approximately 2,250 employees. Approximately 80% of Kratos' government employees hold national security clearances. DFI employs approximately 300 people.

The merger with DFI is consistent with Kratos' stated strategy to combine organic growth with strategic transactions which enhance the company's presence in key BRAC recipient locations, have outstanding management teams, and are immediately accretive to Kratos EBITDA valuation metrics.

Richard Selvaggio, Senior Vice President of Kratos' Weapons Systems division, said, "We are extremely excited to welcome DFI to the Kratos family in Huntsville. DFI's capabilities fully complement and enhance Kratos' current expertise in Systems Engineering; Lifecycle Weapon Support; Test & Evaluation; Modeling & Simulation; and High-Performance Computing. This combined force will further enable Kratos to establish a lead role in providing mission critical solutions through technical strength."

Gary Ryan, Chief Executive Officer of Digital Fusion, said, "I am very impressed with the Kratos management and culture. They are a rapidly growing company in the defense sector with significant high technology work which provides key synergies with the employees of Digital Fusion. With the significant defense presence in Huntsville, AL, Kratos provides the larger company umbrella of past experience needed for us to be able to compete for much larger contract awards. Furthermore, this transaction provides a much greater opportunity for liquidity for the Digital Fusion stockholders."

Eric DeMarco, President and CEO of Kratos, remarked, "We are focused on building a company, through both organic and acquired growth, that is a leading provider to the Department of Defense, and other federal, state, and local government agencies, as well as commercial customers. This merger with DFI, once complete, will provide Kratos with expanded customer relationships and additional contract vehicles, and will position Kratos to pursue larger prime contracts in areas that Kratos could not have previously pursued. Additionally, this transaction will result in Kratos having its largest employee presence in Huntsville, AL, which is a key BRAC recipient location, with Kratos' other major points of presence being in other BRAC locations, including the greater Washington D.C. area, San Diego, Hawaii, White Sands and Pt. Mugu."

DeMarco continued, "I am particularly excited about the contract work that DFI is doing in the areas of unmanned aerial vehicles, intelligence, surveillance and reconnaissance, sensor technologies, weapon systems, and modeling & simulation. DFI's core strengths in command and control systems, and air & missile defense are also extremely desirable and a solid match with Kratos."

DeMarco concluded, "We have been in discussions with DFI for over one year now, getting to know each others' cultures and capabilities, and exploring the possibility of a strategic relationship. The Kratos and DFI boards of directors believe that the combination of these two companies makes strategic sense to both DFI and Kratos shareholders, and all of the companies' stakeholders. Both companies agreed to a transaction structure and valuation that takes into consideration recent financial market dynamics, and we expect this transaction to be accretive to Kratos valuation metrics immediately upon closing."

DFI currently generates revenues from full and open competition contracts of approximately $40 million annually, generating EBITDA of approximately 10 percent. DFI is expected to be debt free at transaction close, with a cash balance of approximately $500,000, after all DFI related transaction costs have been paid. Accordingly, the transaction, in addition to being accretive to Kratos valuation metrics, is de-leveraging and improves Kratos' overall financial position.

Imperial Capital acted as exclusive financial advisor to Kratos and Morrison & Foerster LLP served as legal counsel. For DFI, ISI Partners, LLC was financial advisor and Lanier, Ford Shaver and Payne P.C. served as legal advisor.

About Kratos Defense & Security Solutions

Kratos Defense & Security Solutions, Inc. (Nasdaq: KTOS) provides mission critical engineering, IT services and war fighter solutions for the U.S. federal government and for state and local agencies. Principal services include C4ISR, weapon systems lifecycle support, military weapon range and technical services, network engineering services, advanced IT services, security and surveillance systems, and critical infrastructure design and integration. The Company is headquartered in San Diego, California, with resources throughout the U.S. and at key strategic military locations. News and information are available at www.KratosDefense.com.

About Digital Fusion, Inc.

Digital Fusion, Inc., headquartered in Huntsville, AL, is an information technology, research and engineering, and acquisition and business support services company that helps its customers make the most of technology to meet their business needs. Digital Fusion provides state-of-the-art solutions to both government and commercial customers. Digital Fusion's core competencies are focused in the following broad areas: Application Development; Architecture and Security; Network Security; Data Management and Business Intelligence; System Migration and Integration; Sensor Systems Development and Analysis; Aerodynamic Design, Analysis, and Support; Thermal-Structural Modeling; Test and Evaluation; Systems Engineering; Modeling and Simulation; Control System Design and Analysis; Mechanical Design and Analysis; and Program Management Support. For additional information about Digital Fusion visit www.digitalfusion.com.

Notice Regarding Forward-Looking Statements

This news release and filing contains certain forward-looking statements that involve risks and uncertainties, including, without limitation, expressed or implied statements concerning the anticipated benefits of the proposed transaction, the anticipated timing of the closing of the transaction, Kratos' expectations regarding future financial performance, performance of key contracts and market developments. Such statements are only predictions, and the Company's actual results may differ materially. Factors that may cause the Company's results to differ include, but are not limited to: risks that the conditions to closing will not be satisfied, resulting in a delay in closing or a failure to close; risks that the anticipated benefits will not be realized; risks that the DFI integration will prove more costly, take more time, or be more distracting than currently anticipated; risks of adverse regulatory action or litigation; risks associated with debt leverage; risks that changes or cutbacks in spending by the U.S. Department of Defense may occur, which could cause delays or cancellations of key government contracts; risks that changes may occur in Federal government (or other applicable) procurement laws, regulations, policies and budgets; risks relating to contract performance; changes in the competitive environment (including as a result of bid protests); and failure to successfully consummate acquisitions or integrate acquired operations and competition in the marketplace which could reduce revenues and profit margins. The Company undertakes no obligation to update any forward-looking statements. These and other risk factors are more fully discussed in the Company's Annual Report on Form 10-K for the period ended December 31, 2007, Form 10-Q for the period ended September 28, 2008, and in other filings made with the Securities and Exchange Commission.

This communication is being made in respect of the proposed transaction involving Kratos and DFI. In connection with the proposed transaction, Kratos plans to file with the SEC a Registration Statement on Form S-4 containing a Joint Proxy Statement/Prospectus, and, Kratos plans to file with the SEC other documents regarding the proposed transaction. The definitive Joint Proxy Statement/Prospectus will be mailed to stockholders of Kratos and DFI. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders will be able to obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus (when available) and other documents filed with the SEC by Kratos through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus (when available) and other documents filed with the SEC from Kratos by directing a request to

Kratos Defense & Security Solutions, Inc, ATTN: Investor Relations, 4810 Eastgate Mall, San Diego, CA 92121, or going to Kratos' corporate website at www.kratosdefense.com.

Kratos and DFI, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Kratos' directors and executive officers is contained in its annual proxy statement filed with the SEC on May 22, 2008. Additional information regarding the interests of such potential participants will be included in the Joint Proxy Statement/Prospectus and the other relevant documents filed with the SEC (when available).

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  Exhibit 99.1